EXHIBIT 99.2

FOR IMMEDIATE RELEASE
May 20, 2009

AirTran Airways Announces New Board Members and Initiatives at 2009 Shareholders and Board Meeting in Orlando, Fla.

ORLANDO, Fla., May 20 /PRNewswire-FirstCall/ -- AirTran Airways, a subsidiary of AirTran Holdings, Inc. (NYSE: AAI), announced today at its annual meeting in Orlando, Fla., the shareholders' approval on the re-elections of Don L. Chapman, Geoffrey T. Crowley and Lewis H. Jordan as Class 1 directors for a term ending in 2012.

The shareholders also voted to approve the company's fourth amended and restated long-term incentive plan. Additionally, the shareholders ratified the appointment of Ernst & Young, LLP as the company's independent public accounting firm for fiscal year 2009.

AirTran Airways, a subsidiary of AirTran Holdings, Inc. (NYSE: AAI) and a Fortune 1000 company, has been ranked the number one low cost carrier in the Airline Quality Rating study for the past two years. The airline offers coast-to-coast flights on North America's newest all-Boeing fleet with Business Class and complimentary XM Satellite Radio on every flight. To book a flight, visit http://www.airtran.com.

Media Contact:  AirTran Airways
Tad Hutcheson
Christopher White
Cynthia Tinsley-Douglas
678.254.7442

SOURCE AirTran Airways